UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT JOINT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2004

Commission File No. 1-6776

Centex Corporation

A Nevada Corporation
IRS Employer Identification No. 75-0778259
2728 N. Harwood
Dallas, Texas 75201
(214) 981-5000

Commission File Nos. 1-9624 and 1-9625, respectively

3333 Holding Corporation
A Nevada Corporation
Centex Development Company, L.P.
A Delaware Limited Partnership

IRS Employer Identification Nos. 75-2178860 and 75-2168471, respectively
2728 N. Harwood
Dallas, Texas 75201
(214) 981-6770

Item 5. Other Events.

DALLAS — Feb. 25, 2004: Centex Corporation (NYSE: CTX) announced at a special stockholders’ meeting held today that its stockholders have approved a proposal to amend the company’s charter to increase Centex’s authorized common stock from 100 million shares to 300 million shares.

     The approval of this proposal paves the way for the company to effect a two-for-one stock split in the form of a 100 percent stock dividend on March 12, 2004 for stockholders of record as of February 29, 2004.

     Centex’s stockholders also approved proposals to merge 3333 Holding Corporation (Holding Corp.) and Centex Development Company, L.P. (CDCLP) with Centex subsidiaries and terminate the tandem trading relationship of Centex’s common stock with Holding Corp.’s and CDCLP’s securities. The mergers will become effective at the close of business on Feb. 29, 2004. For their beneficial interests in Holding Corp. and CDCLP, Centex Corporation stockholders of record on Feb. 29, 2004 will receive an amount equal to $0.02 per share of Centex common stock, payable on March 10, 2004.

Item 7. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release dated February 25, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION

By:		/s/ Raymond G. Smerge

Name: Raymond G. Smerge
Title: Executive Vice President, Chief Legal Officer and Secretary

3333 HOLDING CORPORATION

By:		/s/ Raymond G. Smerge

Name: Raymond G. Smerge
Title: Secretary

CENTEX DEVELOPMENT COMPANY, L.P.
By:		3333 Development Corporation, General Partner

	By:	/s/ Raymond G. Smerge

Name: Raymond G. Smerge
Title: Secretary

Date: February 25, 2004.

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated February 25, 2004

4